                                                                    EXHIBIT 10.6

                                BIOMET, INC.
                      1998 QUALIFIED AND NON-QUALIFIED
                              STOCK OPTION PLAN

      1.   DEFINITIONS.   The following terms, when capitalized herein,
           shall have the meanings specified in this Section:

      (a) "Board of Directors" or "Board" means the Board of Directors of Biomet, Inc.

      (b) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

      (c) "Committee" means the committee appointed by the Board of Directors, pursuant to Section 3(a), to administer this Plan.

      (d)  "Common Shares" means the Common Shares of the Company.

      (e)  "Company" means Biomet, Inc., an Indiana corporation.

      (f) "Director" means a member of the Board of Directors of the Company.

      (g) "Distributor" means a Person engaged in the sale or distribution of products of the Company or a Subsidiary.

      (h) "Employee" means an individual employed by the Company or any Subsidiary. A Director of the Company shall not be deemed to be employed by the Company solely as a result of his or her position as a Director.

      (i) "Employer" means, collectively, or where the context is appropriate, individually, the Company and/or any of its Subsidiaries.

      (j) "Expiration Date" means June 30, 2008, the last date on which Options may be granted pursuant to this Plan.

      (k) "Fair Market Value" means the closing price of the Common Shares as reported by the Nasdaq Stock Market or by any national securities exchange on which Common Shares may be traded.

      (l) "Notice of Option" means a written communication by the Company or a Subsidiary to an Optionee confirming the grant of an Option pursuant to this Plan.

      (m) "Non-Employee Director" means a Director of the Company who is a "non-employee director" within the meaning of Rule 16b-3.

      (n) "Option" means a right to purchase Common Shares granted pursuant to this Plan. Options may be either "Qualified Options," which are defined as Options intended to meet the requirements of Section 422 of the Code, or "Non-Qualified
           Options," which are defined as Options not intended to meet the requirements of Section 422 of the Code.

      (o) "Optionee" means a Person to whom an Option is granted under this Plan.

      (p) "Person" means an individual, partnership, joint venture, association, trust, corporation or other entity that is not a wholly-owned Subsidiary.

      (q) "Plan" means this Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan.

      (r)  "Retirement" means, with respect to:

                (i) an Employee, retirement from the Employer pursuant to the early or normal retirement provisions of any applicable retirement plan;

                (ii) a Non-Employee Director, termination of service as a Director; and

                (iii) a non-Employee Distributor who is a natural person, Separation from Service after the Distributor has attained age 55 and has served the Company or any Subsidiary for at least 10 years.

      (s) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission or any successor rule.

      (t) "Separation from Service" or "Separates from Service" means with respect to:

                (i) an Employee, any voluntary or involuntary termination of the Employee's employment with the Employer for any reason, including, but not limited to, death, disability or Retirement; provided, however, the term shall not include the transfer of an Employee's employment from the Company to any Subsidiary, from a Subsidiary to the Company or between Subsidiaries;

                (ii) a Non-Employee Director, termination of service as a Director; and

                (iii) a non-Employee Distributor, any voluntary or involuntary termination of the non-Employee Distributor's independent contractor relationship with the Company or any Subsidiary for any reason, including, but not limited to, death, disability or Retirement, but shall not include termination of the relationship by reason of a non-Employee Distributor becoming an Employee.

      (u) "Subsidiary" means a company (whether or not incorporated) 80% or more of the total combined voting power and 80% or more of the total value of which is owned directly or indirectly by the Company.

      (v) "10% Shareholder" means an individual possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary. An individual shall be considered as owning any shares owned, directly or indirectly, by or for his or her brothers or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

      (w)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

      2. PURPOSE. This Plan is intended to advance the interests of the Company by providing to Non-Employee Directors, key Employees and certain Distributors an opportunity to acquire or increase a proprietary interest in the Company, and thereby to create in these Persons a stronger incentive to expend their maximum efforts for the growth and success of the Company and its Subsidiaries, and to encourage these Persons to remain in the employ or service of the Company or its Subsidiaries.

      3.   ADMINISTRATION.

      (a) COMMITTEE. This Plan shall be administered by a Committee appointed by the Board of Directors, consisting of two or more Directors, at least two of whom are at all times Non-Employee Directors.

      (b) POWER AND AUTHORITY. The Committee shall have the full power and authority to take all actions and make all determinations required or provided for under this Plan; to interpret and construe the provisions of this Plan or any Notice of Option, which interpretation or construction shall be final, conclusive and binding on the Company, the Employer and the Optionee; and to take any and all other actions and make any and all other determinations not inconsistent with the specific terms and provisions of this Plan which the Committee deems necessary or appropriate in the administration of this Plan. The Committee may from time to time prescribe, amend and rescind rules and regulations applicable to this Plan.

      (c) ACTIONS AND DETERMINATIONS. A majority of the Committee shall constitute a quorum for purposes of any action or determination by the Committee. Each member may be counted in determining the existence of a quorum at any meeting of the Committee. All actions and determinations of the Committee shall be made by an affirmative vote of not less than a majority of its members, or by unanimous written consent. Each member of the Committee shall be entitled to vote on any matters affecting the administration of this Plan or the grant of any Options pursuant to this Plan; however, no member shall act upon the granting of an Option to himself or herself except pursuant to action taken by unanimous written consent.

      (d)  RULE 16b-3 COMPLIANCE.  Notwithstanding the other provisions of this
           Section 3, each member of the Committee who is not, at the time any action is taken, a Non-Employee Director shall abstain or recuse himself or herself from any action to be taken with respect to the grant of Options to which the provisions of Rule 16b-3 are intended to apply, and the members of the Committee who are Non- Employee Directors shall have full power to act independently with respect thereto.

      4. ELIGIBILITY. The Persons eligible to receive grants of Options pursuant to this Plan, and the bases on which Options may be granted, are as follows:

      (a) KEY EMPLOYEES. Those individuals who are "key Employees," as determined from time to time by the Committee. In determining the key Employees and the extent of their participation, the Committee shall take into account such factors as are deemed relevant by the Committee in its sole and absolute discretion in furtherance of the purposes of this Plan. Options granted to key Employees may be designated as Qualified Options or Non-Qualified Options.

      (b) NON-EMPLOYEE DIRECTORS. Effective as of the date of the mid-year meeting of the Board of Directors for calendar year 1999 ("Mid-1999 Meeting"), each Non-Employee Director shall be granted an Option to purchase 5,000 Common Shares at a price and upon the other terms and conditions specified in this Plan. Thereafter, on each three-year anniversary of the Mid-1999 Meeting, each Non-Employee Director shall be granted an Option to purchase 5,000 Common Shares at the price and upon the other terms and conditions specified in this Plan; provided, that the number of Options that may be granted to all Non-Employee Directors shall not exceed 10% of the Common Shares subject to this Plan. A Non-Employee Director shall not be eligible to receive or exercise any Option if the exercise of that Option would result in that Non-Employee Director owning, directly or indirectly, Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company. Options granted to Non-Employee Directors shall be Non-Qualified Options. No Option shall be granted to any Director serving on the Committee who is not a Non-Employee Director.

      (c) DISTRIBUTORS. Those Persons who are Distributors and who are determined by the Committee to be eligible to participate in this Plan. In determining the Distributors eligible to participate and the extent of their participation, the Committee shall take into account such factors as are deemed relevant by the Committee in its sole and absolute discretion in furtherance of the purposes of this Plan. Options granted to Distributors shall be designated as Non-Qualified Options, unless the Distributor is an Employee, in which case the Options may be designated as Qualified Options or Non-Qualified Options.

           No Qualified Option shall be granted to any Employee (whether a key Employee or a Distributor) who, at the time the Option is granted, is a 10% Shareholder unless, at the time the Option is granted, the Option price is at least 110% of the Fair Market Value of the Common Shares as of the date of grant of the Option and the Option by its terms is not exercisable after the expiration of five years from the date of grant of the Option.

      5. SHARES. Options may be granted for the purchase of authorized but unissued, or reacquired, Common Shares. The total number of Common Shares with respect to which Options may be granted shall not exceed in the aggregate 7,000,000 Common Shares, except as adjusted in accordance with the provisions set forth in Section 7(g). In the event any outstanding Option expires or is terminated in whole or in part for any reason prior to the Expiration Date, any Common Shares as to which the Option was not exercised may again be subject to an Option granted under this Plan. During the period that any Options granted under this Plan are outstanding, the Company shall reserve and keep available that number of Common Shares sufficient to satisfy all outstanding, unexercised Options.

      6. MAXIMUM EXERCISE. The aggregate Fair Market Value (determined at the time the Option(s) is granted) of the Common Shares with respect to which Qualified Options are exercisable for the first time by an Employee during any calendar year (under all option plans of the Company within the meaning of Code Section 422(d)) shall not exceed $100,000 (as may be adjusted from time to time by applicable law) (the "Cap"). In the event the Fair Market Value of Common Shares subject to a Qualified Option exceeds the Cap, the Option in excess of the Cap shall be deemed to be a Non-Qualified Option. The character of all Options as Qualified or Non-Qualified under this
           Section 6 shall be determined with reference to the order in which Options were granted.

      7. TERMS AND CONDITIONS OF OPTIONS. Subject to the terms and conditions set forth in this Plan, the Committee may grant Options to eligible individuals upon such terms and conditions as the Committee shall determine. The date on which the Committee approves the grant of an Option shall be considered the date on which the Option is granted. Options granted pursuant to this Plan shall be evidenced by a Notice of Option in such form, consistent with this Plan, as the Committee shall prescribe from time to time. The Notice of Option shall state whether the Option evidenced thereby is a Qualified Option or a Non-Qualified Option. Any provision of this Plan or of a Notice of Option with respect to a Qualified Option that is not consistent with the requirements of Code Section 422 shall be inoperative and the Plan or Notice of Option shall be deemed to incorporate any term necessary to conform it to Code Section 422. The grant and exercise of Options also shall comply with and be subject to the following terms and conditions:

          (a) MEDIUM AND TIME OF PAYMENT.

                (i) In Gene1ral. An Option may be exercised by delivery of payment for the Common Shares subject to the Option accompanied by a properly executed written notice of exercise in a form prescribed by the Committee. The notice of exercise shall specify the number of Common Shares with respect to which the Option is being exercised. The Committee may prescribe in the Notice of Option a minimum number of Common Shares with respect to which an Option may be exercised. Except as provided in Section 7(a)(ii), payment in full of the purchase price of the Common Shares for which an Option is exercised shall be made either (A) in cash or in cash equivalents; (B) if the Optionee can do so without violating Rule 16b-3 or Section 16(b) of the 1934 Act, through the tender to the Company of Common Shares or the withholding of Common Shares subject to the Option, which Common Shares shall be valued, for purposes of determining the extent to which the purchase price has been paid, at their Fair Market Value on the date of exercise; or (C) by a combination of the methods prescribed in (A) and (B); provided, however, that the Committee may in its discretion impose and set forth in the Notice of Option such limitations or prohibitions on the use of Common Shares to exercise Options as it deems appropriate. Any attempt to exercise an Option other than as set forth in this Section 7(a) shall be invalid and of no force or effect.

                (ii) Use of Brokers.  The Committee may provide, by inclusion of appropriate language in a Notice of Option, that payment in full of the purchase price need not accompany notice of exercise provided the notice of exercise directs that the certificate or certificates for the Common Shares for which the Option is exercised shall be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash or cash equivalents acceptable to the Company in an amount equal to the purchase price for the Common Shares purchased plus the amount (if any) of federal and other taxes that the Company may, in its sole judgment, determine to be required to be withheld with respect to the exercise of the Option.

                (iii) Issuance of Certificates.  Subject to Section 7(j),
                     promptly after the exercise of an Option and the payment in full of the purchase price for the Common Shares, the individual exercising the Option shall be entitled to the issuance of a certificate or certificates evidencing ownership of the Common Shares purchased.

      (b) NUMBER OF SHARES. The Notice of Option shall state the total number of Common Shares which may be purchased pursuant to the grant of the Option.

      (c) OPTION PRICE. The purchase price of each Common Share subject to an Option shall be fixed by the Committee at an amount not less than the Fair Market Value of a Common Share as of the close of business on the date of grant of the Option. The Notice of Option shall state the purchase price of the Common Shares subject to the Option.


      (d) TERM OF OPTIONS. Each Option granted under this Plan shall expire within the period prescribed in the Notice of Option relating to that Option, which shall not be more than five years from the date the Option is granted if the Optionee is a 10% Shareholder and not more than ten years from the date the Option is granted if the Optionee is not a 10% Shareholder. The Notice of Option shall state the date of the grant of the Option.

      (e) TIME OF EXERCISE. The Committee may, in its discretion, provide in a Notice of Option that an Option granted under this Plan may not be exercised in whole or in part until the expiration of such period or periods of time, or the attainment of such objectives, as may be specified by the Committee; provided, however, that any limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option so as to accelerate the time in which the Option may be exercised to the extent permitted under Code Section 424(h). Except as specifically restricted by the provisions of this Section 7(e) or by the Committee, any Option may be exercised in whole or in part at any time and from time to time during the period commencing with the date of grant and ending upon the expiration or termination of the Option.

      (f)  SEPARATION FROM SERVICE.

                (i) In General. Except as otherwise provided herein, in the event an Optionee Separates from Service, all Options outstanding in the hands of the Optionee shall terminate immediately as to any unexercised portion thereof; provided however, that the Committee, in its discretion, subject to the provisions of Section 7(d), may permit an Optionee who has Separated from Service to exercise any unexercised Options at any time within three months after the effective date of the Optionee's Separation from Service with respect to the Common Shares for which such Options could have been exercised (i) on the effective date of the Separation from Service, or (ii) during the three month period following that effective date. following that effective date. If an Optionee Separates from Service due to Retirement or permanent and total disability (as defined in Code Section 22(e)(3)), the Optionee shall have the right, subject to the provisions of Section 7(d), to exercise the Option with respect to the Common Shares for which it could have been exercised on the effective date of the Separation from Service at any time within three months after a Separation from Service due to Retirement or at any time within twelve months after a Separation from Service due to permanent and total disability.

                (ii) Death.  In the event of the death of an Optionee while the
                     Option remains exercisable under this Section 7(f) or other provisions of this Plan, the Optionee's personal representative shall have the right, subject to the provisions of Section 7(d), to exercise the Option with respect to the Common Shares for which it could have been exercised on the date of death, at any time within twelve months after the date of death.

                (iii) Determinations. For purposes of this Plan, whether a termination of employment or service due to permanent and total disability, and whether an authorized leave of absence or absence on military or government service, shall be deemed to constitute Separation from Service shall be determined by the Committee, which determination shall be final, conclusive and binding.

      (g) RECAPITALIZATION. The aggregate number of Common Shares as to which Options may be granted under this Plan, the number of Common Shares covered by each outstanding Option, and the price per Common Share with respect to each outstanding Option, all shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a share dividend or other increase or decrease in the Common Shares effected without receipt of consideration by the Company. In the event that there shall be a capital reorganization or reclassification of the shares of the Company resulting in a substitution of other shares for the Common Shares, each outstanding Option shall be deemed to represent the right to acquire the number of substitute shares that would have been issued in exchange for the Common Shares then remaining under the Option if those Common Shares had been then issued and outstanding.

      (h)  CHANGE OF CONTROL, DISSOLUTION AND LIQUIDATION.

                (i) Change of Control. For purposes of this Plan, "change of control event" shall be deemed to have occurred if:

                          (1) The Committee determines in its sole discretion that, by reason of an agreement of merger, consolidation or other reorganization to which the Company has become a party, the Company will not be in control of the surviving or resulting corporation;

                          (2) The Company shall become a party to an agreement providing for the sale by the Company of all or substantially all of the Company's assets to any Person;

                          (3) The Committee determines in its sole discretion that any Person has become or is anticipated to become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the total combined voting power of the Company's then outstanding securities, the effect of which (as determined by the Committee in its sole discretion) is the acquisition of control of the Company; or

                          (4) During any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors cease, for any reason, to constitute at least a majority thereof, unless the election or nomination of election for each new Director was approved by the vote of at least two-thirds of the Directors in office at the beginning of the period.

                (ii) Effect of a Change of Control Event. Upon the occurrence of a change of control event, the Company shall provide written notice thereof (the "Change of Control Notice") to the Optionees. The Company shall have the right, but not the obligation, to terminate all outstanding Options as of the date described in the Change in Control Notice by including a statement to such effect in the Change of Control Notice. Upon delivery of the Change of Control Notice and regardless of whether the Company elects to terminate the outstanding Options, the Optionees shall have the right to immediately exercise all outstanding Options in full notwithstanding the terms and conditions set forth in this Plan or in any Notice of Option.

                (iii) Dissolution and Liquidation.  In the event the Company adopts all necessary resolutions approving a plan to dissolve or liquidate the Company, the Company shall provide written notice thereof (the "Dissolution Notice") to the Optionees. Upon delivery of the Dissolution Notice, and subject to Section 7(d), the Optionees shall have the right to immediately exercise all outstanding Options notwithstanding the terms and conditions set forth in this Plan or in any Notice of Option. All unexercised Options outstanding immediately following the time specified for exercise in the Dissolution Notice shall terminate.

      (i) ASSIGNABILITY. No Option shall be assignable or transferable, except to the extent provided in Section 7(f) in the event of the death of an Optionee. During the lifetime of an Optionee, the Option shall be exercisable only by the individual to whom the Option was granted (or, in the event of the legal incapacity or incompetency of the Optionee, the Optionee's legal guardian or legal representative on behalf of the Optionee).

      (j)  ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS.

                (i)   Registration of Shares.   Options shall not be exercisable
                      unless the issuance of the Common Shares subject to the Options is the subject of an effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the issuance would be exempt from the registration requirements of the Securities Act of 1933, as amended.

                (ii) Compliance with Rule 16b-3. This Plan is intended to qualify for the exemption from the short-swing profits liability imposed by Section 16(b) under the 1934 Act provided by Rule 16b-3. To the extent any provision of this Plan or action by the Committee does not comply with the requirements of Rule 16b-3, that provision or action shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee.

      (k) RIGHTS AS A SHAREHOLDER. An Optionee shall have no rights as a shareholder with respect to Common Shares subject to an Option until the date of issuance of a certificate or certificates to the Optionee and only after the Common Shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date a certificate is issued.

      (l)  OTHER PROVISIONS.  A Notice of Option issued pursuant to this
           Plan may contain such other provisions as the Committee shall deem advisable, provided that those provisions are not inconsistent with the terms of this Plan and Code Section 422.

      8. TERM OF PLAN. This Plan shall become effective upon the approval by the holders of a majority of the Common Shares represented at a duly convened shareholders' meeting; provided, however, that this Plan shall become effective only if approved by the shareholders prior to December 31, 1998. Unless terminated earlier by the Board of Directors pursuant to Section 9, this Plan shall terminate on the Expiration Date. No Option may be granted under this Plan after the Expiration Date.

      9. AMENDMENT OF THE PLAN. The Board of Directors may from time to time, alter, amend, suspend or terminate this Plan with respect to any Common Shares as to which Options have not been granted; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the Common Shares represented at a duly convened shareholders' meeting:

                          (1) increase the maximum number of Common Shares as to which Options may be granted under this Plan;

                          (2) change the class of shares for which Options may be granted under this Plan;

                          (3) change the designation of the Employees or class of Employees eligible to receive Options under this Plan; or

                          (4) change the provisions of Section 7(c) concerning the Option price.

      10. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Shares pursuant to Options granted under this Plan will be used for general corporate purposes.

      11. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option under this Plan shall impose no obligation upon the Optionee to exercise any such Option.

      12. NO OBLIGATION TO CONTINUE EMPLOYMENT OR SERVICE. Neither the adoption of this Plan nor the granting of an Option under this Plan shall impose any obligation on the Company to provide any specified amount of compensation to, or to continue the employment of or independent contractor relationship with, any Person.

      13. APPLICABILITY OF AMENDMENTS. Without the express written consent of the Company and the Optionee, no amendment, suspension or termination of this Plan shall alter, impair or otherwise affect any rights or obligations of the Company or an Optionee with respect to any Option previously granted to the Optionee.

      14. WITHHOLDINGS. The Committee shall have the right to require an Optionee to remit to the Company amounts sufficient to satisfy any federal, state or local income, employment or other tax withholding requirements at such times as the Company deems necessary or appropriate for compliance with law. The Committee may provide in an Notice of Option that tax withholding requirements may be satisfied by an election of the Optionee to (i) tender to the Company of Common Shares, (ii) authorize the withholding of Common Shares subject to the Option if the Optionee can do so without violating Rule 16b-3 or Section 16(b) of the Securities Exchange Act of 1934, as amended, or (iii) any other arrangement satisfactory to the Committee with regard to such taxes; provided, however, that the Committee may in its discretion impose and set forth in the Notice of Option pertaining to an Option such limitations or prohibitions on the use of Common Shares to exercise Options as it deems appropriate.